AMENDED AND RESTATED
                            BY-LAWS OF CTG RESOURCES, INC.








                                      ARTICLE I

                                      DIRECTORS
                                      ---------



               Section 1.  The Board of Directors shall consist of not less than ten (10) and not more than sixteen (16) persons who shall be stockholders of the Company and who shall, except as provided in section 5 of this Article 1, be elected by the stockholders by ballot in the manner prescribed by law and according to the provisions of the Certificate of Incorporation of the Company

          pertaining to classification of the Board of Directors.

               Section 2.  The directors of the company shall be divided

          into three classes: Class I, Class II and Class III.  Such classes shall be as nearly equal in number as possible.  The term of office of the initial Class I directors shall expire at the annual meeting of stockholders in 1998; the term of office of the initial Class II directors shall expire at the annual meeting of stockholders in 1999; and the term of office of the initial Class

          III directors shall expire at the annual meeting of stockholders in 2000; or in each case thereafter when their respective







          successors are elected and have qualified or upon  their earlier death, resignation or removal.  At each annual election held after the initial election of directors according to class, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual meeting of stockholders or in each case

          thereafter when their respective successors are elected and have qualified or upon their earlier death, resignation or removal.

          If the number of directorships is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as nearly equal in number as possible.

          No decrease in the number of directorships shall shorten the term of any director.  Any director elected to fill a vacancy not resulting from an increase in the number of directorships shall have the same remaining term as that of his predecessor.  No qualification for the office of director shall apply to any director in office at the time such qualification was adopted or any successor director elected by the directors to fill the unexpired term of a director.

               Section 3.  A regular meeting of the Board of Directors

          shall be held without notice other than this By-law, immediately after, and at the same place as, each annual meeting of

          stockholders.  Additional regular meetings of the Board of

          Directors may be held without notice at such time and such place as shall from time to time be determined by the Board of

          Directors, provided, however, that the Board of Directors shall meet at least quarterly.  Special meetings of the Board may be






          called at any time by the Chairman or by the President, and also shall be called on the written request of a majority of the Board addressed to the Chairman or the President.

               Section 4.  Notice of any special meeting shall be given to each director at his business or residence in writing, by

          facsimile, telephone, telegraph or other form of wire or wireless communication, or by mail or private carrier.  If mailed, such notice shall be deposited in the United States mails so

          addressed, with postage thereon prepaid, at least five (5) days before such meeting.  If by facsimile or electronic transmission,

          such notice shall be transmitted at least twenty-four (24) hours before such meeting.  If by telephone, the notice shall be given at least twelve (12) hours prior to the time set for the meeting.

          Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these By-laws as provided under Section 1 of Article XI hereof.

          A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.

               Section 5.  At any meeting of the Board of Directors, a

          majority shall be a quorum for the transaction of business, but any meeting may be adjourned from time to time by the vote of the directors present.

               Section 6.  A vacancy in the Board of Directors caused by a director's death, resignation, removal from office, or order of a court, or caused by an increase in the number of directorships within the range established by the Certificate of Incorporation






          of the Company may be filled for the applicable term by action of the sole remaining director in office or at a meeting of the

          Board of Directors by the concurring vote of a majority of the remaining directors in office, though such remaining directors are less than a quorum, though the number of directors at the meeting is less than a quorum and though such majority is less than a quorum.

               Section 7.  No director shall be removed except by the

          affirmative vote of seventy-five percent (75%) or more of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, considered as one class for the purpose of this Section 7 of Article I.



                                      ARTICLE II

                                      INDEMNITY

                                      ---------

               Section 1.  The Company shall indemnify its directors,

          officers, employees and agents to the fullest extent permitted by law and the Certificate of Incorporation.  The Company shall advance the payment of legal expenses to a director, officer,

          employee or agent in the defense of any claim for which

          indemnification may be available to the fullest extent permitted by law and the Certificate of Incorporation.



                                     ARTICLE III

                                       OFFICERS
                                       --------

          Section 1.  The officers of the Company shall be a President, a







          Secretary, a Treasurer and, at the discretion of the Board of

          Directors, a Chairman and one or more Executive Vice Presidents,

          Senior Vice Presidents, Vice Presidents, Assistant Vice

          Presidents, Assistant Secretaries, Assistant Treasurers and such other officers as the Board of Directors may deem advisable.  The chief executive officer shall be a director.  One person may hold two or more offices.  All officers shall be elected or appointed annually by the Board of Directors.

          Section 2.  The Board of Directors by a two-thirds vote of their number shall have power to and may at any time remove from office any of the officers elected or appointed by them.

          Section 3.  In case of death, removal or resignation of any of the officers of the Company, the directors may supply the vacancy thus created until the next election.



                                      ARTICLE IV

                         DUTIES OF THE CHAIRMAN AND PRESIDENT
                         ------------------------------------

          Section 1.  The Chairman, if such office shall be filled by the

          Board of Directors, shall, when present, preside at all meetings of the Board and of the stockholders.  He shall be an executive officer of the Company, shall be the representative of the Board of Directors and, if the Board so determines, shall be the chief executive officer of the Company, and, while chief executive officer, his title shall be Chairman and Chief Executive Officer.

          He shall perform such additional duties as may be assigned to him from time to time by the Board.

          Section 2.  The President shall be an executive officer of the







          Company and, if the Board of Directors so determines or does not fill the office of Chairman, shall be the chief executive officer of the Company.  If the President be not the chief executive officer of the Company, he shall perform such duties as shall be assigned to him by the Chairman or by the Board of Directors.

          Section 3.  The chief executive officer of the Company shall have direct and active supervision and control of the business and affairs of the Company.



                                      ARTICLE V

                             DUTIES OF THE VICE PRESIDENT
                             ----------------------------

          Section 1.  The Executive Vice President, Senior Vice Presidents,

          Vice Presidents, and Assistant Vice Presidents shall perform such duties as may be assigned by the chief executive officer of the

          Board of Directors.



                                      ARTICLE VI

                   DUTIES OF THE SECRETARY AND ASSISTANT SECRETARY
                   ------------------------------------------------

          Section 1.  The Secretary shall record all the votes of the

          Company and the minutes of its transactions in a book to be kept for that purpose.  He shall under the direction of the chief executive officer be present at all meetings of the Board and keep a record of proceedings in a minute book.  He shall notify the stockholders of the annual and any special meetings, and shall notify the members of the Board of Directors of all regular and special meetings of the Board.  He shall have charge of the transfer of stock and the registry of any bonds of the Company






          and shall keep records thereof in such manner as the Board of

          Directors shall from time to time direct.  He shall perform all the duties that are customary and incident to the office of

          Secretary in like companies.

               Section 2.  The Assistant Secretary shall perform the duties of the Secretary in case of the absence or disability of the

          Secretary, and shall at all times render such assistance as the

          Secretary may require.



                                     ARTICLE VII

                   DUTIES OF THE TREASURER AND ASSISTANT TREASURERS
                  -------------------------------------------------

               Section 1.  The Treasurer shall keep full and accurate

          accounts of receipts and disbursements and shall deposit the

          Company's funds in the name and to the credit of the Company in such depositories as may be determined by the Board of Directors.

          He shall have charge of the money, notes, bills and checks of the

          Company, and may accept and endorse the same.  He shall make such reports of the receipts and disbursements in such form and detail and at such time as the Board may direct.

               Section 2.  The Assistant Treasurer shall perform the duties of the Treasurer in case of the absence or disability of the

          Treasurer, and shall at all times render such assistance as the

          Treasurer may require.

               Section 3.  Checks on funds of the Company, except in

          payment of dividends, shall be signed by any one of the

          following: the Chairman, the President, a Vice President whose duties relate primarily to responsibility for the financial







          aspects of the business of the Company, the Treasurer, an

          Assistant Treasurer, the Controller and such other person or persons as the Board of Directors may determine from time to time.



                                     ARTICLE VIII

                                      COMMITTEES
                                      ----------

               Section 1.  The Board of Directors may create one or more

          committees and appoint members of the Board to serve on them.

          Each committee shall have two or more members, who shall serve at the pleasure of the Board.  The creation of a committee and appointment of members to it shall be approved by the greater of a majority of all the directors in office when the action is taken or the number of directors otherwise required to take action.  A committee may exercise any of the authority of the

          Board delegated to it; EXCEPT that a committee may not:

          (i) authorize distributions; (ii) approve or propose to

          stockholders action for which Connecticut law requires

          stockholder approval; (iii) fill vacancies on the Board or any

          Board committee; (iv) amend the Certificate of Incorporation when the Board is permitted to do so without stockholder approval;

          (v) adopt, amend or repeal these By-laws; (vi) approve a plan of merger not requiring stockholder approval; (vii) authorize or approve reacquisition of shares of Company stock, except

          according to a formula or method prescribed by the Board; or

          (viii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights,







          preferences and limitations of a class or series of shares unless authorized by the Board with specifically prescribed limits.

               Section 2.  There shall be an Executive Committee consisting of such directors as may be chosen by the Board of Directors.

          The Executive Committee shall have charge of all matters which may be referred to it by the Board of Directors and generally have oversight and authority with regard to all business of the

          Company when the Board of Directors is not in session.

               Section 3.  There shall be an Audit Committee consisting of such directors as may be chosen by the Board of Directors.  The

          Audit Committee shall recommend to the Board of Directors a firm of independent public accountants to audit the books and accounts of the Company.  The Committee also shall review the reports prepared by the independent public accountants and recommend to the directors any actions deemed appropriate in connection with the reports.  The Committee shall have such other powers and duties as the Board may designate.

               Section 4.  There shall be a Compensation Committee

          consisting of such directors as may be chosen by the Board of

          Directors.  The Compensation Committee shall establish salaries and benefits for all officers, subject to approval by the

          directors.  The Committee shall approve all organizational matters pertaining to officers and employees and review all

          Company compensation and benefit programs, subject also to approval.  The Committee shall have such other powers and duties as the Board may designate.

               Section 5.  There shall be a Committee on Directors

          consisting of such directors as may be chosen by the Board of






          Directors.  The Committee on Directors shall consider candidates for vacancies among directors, including written stockholder recommendations, and recommend nominees when the need arises.

          The Committee also shall recommend assignments of directors to the various committees of the Board of Directors.  The Committee shall have such other powers and duties as the Board may

          designate.

               Section 6.  There shall be a Pension & Investment Committee consisting of such directors as may be chosen by the Board of

          Directors.  The Pension & Investment Committee shall oversee the financial management of all qualified and non-qualified plans of deferred compensation, trusts relating to such plans, and similar arrangements sponsored by the Company.  The Committee shall recommend contributions and amendments to such plans, and shall have the authority to select, remove, review the performance of,

          and allocate assets among managers, trustees, insurance companies and other financial advisors as necessary to fully discharge its duties.  The Committee shall have such other powers and duties as the Board may designate.

               Section 7.  All committees shall report their actions and

          recommendations to the Board of Directors at the next ensuing meeting of the Board.  A majority of each committee shall

          constitute a quorum for the transaction of business.  The Board of Directors shall fix the remuneration of directors and for membership on committees.












                                      ARTICLE IX

                               MEETING OF STOCKHOLDERS
                               -----------------------

               Section 1.  The annual meeting of the stockholders of the

          Company for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such day and at such hour as shall be determined by resolution of the Board of Directors.

               A special meeting of the stockholders shall be called at any time by the Chairman of the Board, by the Secretary in conformity with the vote of the Board of Directors, on the written request of a majority of the directors addressed to the chief executive officer of the Company or by the President on the written request of stockholders holding at least thirty-five percent (35%) of the voting power of all shares entitled to vote at the meeting.

               Section 2.  Written or electronic notice, stating the place,

          day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be prepared and delivered by the

          Company not less than ten (10) days nor more than sixty (60) days before the date of the meeting, to each stockholder of record entitled to vote at such meeting.  Such further notice shall be given as may be required by law.  Written notice is effective upon deposit in the United States mail, as evidenced by the postmark, if mailed, postage prepaid and correctly addressed to the stockholder's address shown in the Company's current record of stockholders, and electronic notice is effective when

          transmitted to the stockholder in a manner authorized by the stockholder.  Electronic notice is defined as a notice that is







          transmitted by any process of communication that is suitable for the retention, retrieval and reproduction of information by the recipient and which does not directly involve the physical transfer of paper.  Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of

          Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

               Section 3.  Except as otherwise provided by law or by the

          Certificate of Incorporation, the holders of a majority of the voting power of the outstanding shares of the Company entitled to vote generally in the election of directors (the "Voting Stock"),

          represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, except that when specified business is to be voted on by a class or series voting as a class, the holders of a majority of the shares of such class or series shall constitute a quorum for the transaction of such business.  The chairman of the meeting or the holders of a majority of the voting power of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum (or in the case of specified business to be voted on by a class or series, the chairman or, the holders of a majority of the shares of such class or series so represented may adjourn the meeting with respect to such specified business).  No notice of the time and place of adjourned meetings need be given except as required by law.  The stockholders present at a duly organized meeting may continue to transact business until

          adjournment, notwithstanding the withdrawal of enough

          stockholders to leave less than a quorum.






               Section 4.  Stockholders may vote at any meeting either in person or by a proxy that meets the requirements of the

          Connecticut Business Corporation Act as it may be amended from time to time.

               Section 5.  (A) Annual Meetings of Stockholders.

          (1) Nominations of persons for election to the Board of Directors of the Company and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders

          (a) pursuant to the Company's notice of meeting delivered

          pursuant to Section 2 of Article IX of these By-laws, (b) by or at the direction of the Chairman or the Board of Directors or (c)

          by any stockholder of the Company who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of this paragraph (A) and this By-law and who was a stockholder of record at the time such notice is delivered to the Secretary of the Company.

                    (2)  For nominations or other business to be properly

          brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this By-law, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.  To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not less than seventy (70) days nor more than ninety

          (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20)

          days, or delayed by more than seventy (70) days, from such anniversary date, notice by the stockholder to be timely must be






          so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the seventieth (70th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made.  Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to

          Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder,

          as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

                    (3)  Notwithstanding anything in the second sentence of

          paragraph (A)(2) of this By-law to the contrary, in the event






          that the number of directors to be elected to the Board of

          Directors of the Company is increased and there is no public announcement naming all of the nominees for director or

          specifying the size of the increased Board of Directors made by the Company at least seventy (70) days prior to the first

          anniversary of the preceding year's annual meeting, a

          stockholder's notice required by this By-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

               (B)  Special Meetings of Stockholders.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Company's notice of meeting pursuant to Section 2 of Article IX of these

          By-laws (including any such notice upon the request of the holders of thirty-five percent (35%) of the voting power of the shares entitled to vote at the meeting).  Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Company who is entitled to vote at the meeting, who complies with the notice procedures set forth in this By-law and who is a

          stockholder of record at the time such notice is delivered to the

          Secretary of the Company.  Nominations by stockholders of persons






          for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder's notice as required by paragraph (A)(2) of this By-law shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the seventieth (70th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

               (C)  General.  (1)  Only persons who are nominated in

          accordance with the procedures set forth in this By-law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-law.  Except as otherwise provided by law, the

          Certificate of Incorporation or these By-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-law and, if any proposed nomination or business is not in compliance with this By-law, to declare that such defective proposal or nomination shall be disregarded.

                    (2)  For purposes of this By-law, "public announcement"

          shall mean disclosure in a press release reported by the Dow

          Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the






          Securities and Exchange Commission pursuant to Section 13, 14 or

          15(d) of the Exchange Act.

                    (3)  Notwithstanding the foregoing provisions of this

          By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law.

          Nothing in this By-law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

               Section 6.  The chairman of the meeting shall fix and

          announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

               Section 7.  (a)  The Company shall appoint one or more

          inspectors to act at a meeting of stockholders and make a written report of the inspectors' determinations.  Each inspector shall take and sign an oath faithfully to execute the duties of

          inspector with strict impartiality and according to the best of the inspector's ability.


























                                      ARTICLE X

                                CERTIFICATES OF STOCK
                                ----------------------

               Section 1.  Certificates of stock shall be issued to the

          stockholders and transfer of them made by the Secretary when required.  The certificates shall be signed by the Chairman, the

          President or Vice President and by the Secretary or Assistant

          Secretary, the signatures of whom may be facsimiles,

          countersigned by the transfer agent, and sealed with the common seal of the Company or a facsimile thereof.  A transfer agent and a registrar of the stock may be appointed by the Board of

          Directors.  Transfers of stock shall be made upon the books of the Company by the stockholder in person or by attorney duly authorized upon surrender of the certificates.

               Section 2.  The Board of Directors may close the transfer

          books in its discretion for a period not exceeding ten (10) days preceding any meeting of the stockholders or preceding the day appointed for the payment of a dividend and the Board may in its discretion fix a record date for the determination of

          stockholders entitled to a vote at any meeting or to receive the payment of a dividend.



                                      ARTICLE XI

                              AMENDMENTS TO THE BY-LAWS
                              --------------------------

               Section 1.  Amendments to the By-laws may be made at any

          special or stated meeting of the Board of Directors by vote or consent of at least two-thirds of the entire number of directors,






          provided that no amendment shall be made unless the notice of the meeting shall specify the amendment as the purpose or one of the purposes of the meeting.

               Section 2.  Amendments to the By-laws may be made at any

          annual or special meeting of the stockholders by vote of the holders of at least two-thirds of the voting power of shares entitled to vote thereon, provided that no amendment shall be made unless the notice of the meeting shall specify the amendment as the purpose or one of the purposes of the meeting.



                                   (As adopted on March 25, 1997,

                                   effective at the close of business,

                                   March 31, 1997; as amended on

                                   December 1, 1998)




























